RAIT Financial Trust Announces Third Quarter 2011 Financial Results

PHILADELPHIA, PA — October 28, 2011 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced results for the third quarter ended September 30, 2011.

Highlights

•	Adjusted funds from operations (“AFFO”) per share of $0.23 for the quarter ended September 30, 2011.

•	Declared a cash dividend of $0.06 per common share for the quarter ended September 30, 2011.

•	RAIT completed the following transactions involving its recourse indebtedness:

•	In October 2011, RAIT entered into a $100 million facility with a money center bank to finance CMBS eligible loans which RAIT expects to originate and sell into CMBS securitizations.

•	In October 2011, RAIT repurchased $34.3 million of the $38.8 million outstanding balance of its 6.875% Convertible Senior Notes due 2027, which are redeemable at the option of the holder in April 2012.

•	In October 2011, RAIT repaid in full its $43.0 million 12.5% Senior Secured Note due April 2014.

•	On October 5, 2011, RAIT entered into an exchange agreement pursuant to which RAIT issued four senior secured notes with an aggregate principal amount equal to $100 million in exchange for a portfolio of real estate related debt securities.

•	During the quarter ended September 30, 2011, RAIT repaid a $7.1 million recourse loan payable on real estate.

•	During the quarter ended September 30, 2011, RAIT renewed its secured credit facility by repaying $9.0 million of the $19.5 million outstanding principal amount and amending the terms of the remaining $10.5 million balance by extending the maturity date from December 2011 to December 2016 and providing for the full amortization of that balance over that five year period.

At October 28, 2011, RAIT has $4.5 million in recourse debt obligations that are redeemable or mature prior to October 2015.

•	During the quarter ended September 30, 2011, RAIT repurchased $15 million of its RAIT CRE CDO II notes and realized a $10.5 million gain on extinguishment of debt.

•	Operating income increased to $4.1 million during the quarter ended September 30, 2011 as compared to a loss of $8.4 million during the quarter ended September 30, 2010.

•	Rental income increased to $23.6 million during the quarter ended September 30, 2011 from $18.4 million during the quarter ended September 30, 2010.

•	RAIT received $77.9 million from loan repayments during the quarter ended September 30, 2011 and funded $22.1 million in first mortgage loans. As of October 21, 2011, RAIT has approximately $90.7 million available for reinvestment in RAIT’s CRE securitizations.

Scott Schaeffer, RAIT’s Chairman and CEO, said, “We continue to experience increasing occupancy rates and rental income in RAIT’s directly owned commercial real estate portfolio and further stabilization within RAIT’s loan portfolio. Recently, we successfully repaid or extended approximately $103.9 million of recourse indebtedness through multiple transactions. These transactions strengthened RAIT’s balance sheet and cash flows by eliminating our highest cost recourse debt and substantially reducing the recourse debt that matures or can be redeemed within the next four years. We believe we are well positioned to focus resources on growing our business initiatives.”

Third Quarter Results

RAIT reported adjusted funds from operations (“AFFO”), a non-GAAP financial measure, for the three-month period ended September 30, 2011 of $8.9 million, or $0.23 per share — diluted based on 38.8 million weighted-average shares outstanding – diluted, as compared to an AFFO loss for the three-month period ended September 30, 2010 of $2.4 million, or $0.08 loss per share – diluted based on 30.9 million weighted-average shares outstanding – diluted. RAIT reported a net loss allocable to common shares for the three-month period ended September 30, 2011 of $21.2 million, or $0.55 total loss per share — diluted based on 38.8 million weighted-average shares outstanding – diluted, as compared to net income allocable to common shares for the three-month period ended September 30, 2010 of $15.1 million, or $0.49 total earnings per share – diluted based on 30.9 million weighted-average shares outstanding – diluted. The third quarter 2011 net loss includes $35.0 million of unrealized losses relating to non-cash mark-to-market adjustments in RAIT’s legacy Taberna portfolios and the associated hedges. Non-cash mark-to-market gains and losses are excluded from AFFO.

RAIT reported AFFO for the nine-month period ended September 30, 2011 of $24.8 million, or $0.65 per share — diluted based on 37.8 million weighted-average shares outstanding – diluted, as compared to AFFO for the nine-month period ended September 30, 2010 of $7.3 million, or $0.26 per share – diluted based on 27.8 million weighted-average shares outstanding – diluted. RAIT reported a net loss allocable to common shares for the nine-month period ended September 30, 2011 of $35.5 million, or $0.94 total loss per share — diluted based on 37.8 million weighted-average shares outstanding – diluted, as compared to net income allocable to common shares for the nine-month period ended September 30, 2010 of $68.7 million, or $2.47 total earnings per share – diluted based on 27.8 million weighted-average shares outstanding – diluted.

A reconciliation of RAIT’s reported net income (loss) allocable to common shares to its AFFO, including management’s rationale for the usefulness of this non-GAAP financial measure, is included as Schedule I to this release.

RAIT also reported the following:

•	CRE CDO Coverage Tests. As of the most recent reporting date, RAIT CRE CDO I, Ltd’s overcollateralization test was passing at 123.7% with a trigger of 116.2% and RAIT Preferred Funding II, Ltd’s overcollateralization test was passing at 119.1% with a trigger of 111.7%.

•	Provision for losses. Provision for losses on RAIT’s commercial real estate loan portfolio decreased to $0.5 million for the quarter ended September 30, 2011 as compared to $10.8 million for the quarter ended September 30, 2010.

•	Non-Accrual CRE Loans. The unpaid principal balance of RAIT’s non-accrual commercial real estate loan portfolio decreased to $91.8 million at September 30, 2011 as compared to $143.2 million at September 30, 2010.

•	Investments in Real Estate. As of September 30, 2011, RAIT had investments in real estate of $849.2 million as compared to $839.2 million at December 31, 2010. During the three-months ended September 30, 2011, RAIT converted no loans to owned real estate property.

•	Average Occupancy. The average occupancy of RAIT’s portfolio of directly held investments in real estate increased to 84.5% at September 30, 2011 from 74.8% at September 30, 2010, primarily driven by year over year occupancy increases of 5.2%, 16.0% and 11.2% in multi-family, office and retail property types, respectively.

•	Dividends. On September 12, 2011, RAIT declared a third quarter common dividend of $0.06 per common share to shareholders of record on October 7, 2011 to be paid on October 31, 2011. On May 17, 2011, RAIT’s Board of Trustees declared a third quarter 2011 cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares. The dividends were paid on June 30, 2011 to holders of record on June 1, 2011 and totaled $3.4 million. On October 25, 2011, RAIT’s Board of Trustees declared a fourth quarter 2011 cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares. The dividends are payable on January 3, 2012 to holders of record on December 1, 2011.

Key Statistics
(Unaudited and dollars in thousands, except per share information)

As of or For the Three-Month Periods Ended

	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Financial Statistics:
Assets under management	$3,633,133	$3,763,184	$3,822,534	$3,837,526	$3,901,342
Total revenue	$60,089	$58,863	$58,279	$59,057	$58,899
Recourse debt maturing in one year (1)	$1,833	$19,745	$20,040	$41,489	$7,919
Earnings per share – diluted	$(0.55)	$(0.53)	$0.16	$0.86	$0.49
Funds from Operations (“FFO”) per share	$(0.36)	$(0.34)	$0.33	$1.05	$0.82
Adjusted Funds from Operations (“AFFO”) per share	$0.23	$0.22	$0.19	$0.15	$(0.09)
Common dividend declared	$0.06	$0.06	$0.09(2)	-(2)	-(2)
Debt to equity ratio	2.3x	2.2x	2.1x	2.3x	2.6x
Commercial Real Estate (“CRE”) Loan Portfolio:
CRE loans— unpaid principal	$1,064,946	$1,122,898	$1,149,169	$1,173,141	$1,216,875
Non-accrual loans — unpaid principal	$91,833	$94,117	$121,054	$122,306	$143,212
Non-accrual loans as a % of reported loans	8.6%	8.4%	10.5%	10.4%	11.8%
Reserve for losses	$50,609	$49,906	$58,809	$61,731	$73,029
Reserves as a % of non-accrual loans	55.1%	53.0%	48.6%	50.5%	51.0%
Provision for losses	$500	$950	$1,950	$2,500	$10,813
CRE Property Portfolio:
Reported investments in real estate	$849,232	$851,916	$859,983	$839,192	$818,184
Number of properties owned	48	48	48	47	47
Multifamily units owned	8,014	8,014	8,311	8,311	8,231
Office square feet owned	1,786,860	1,786,908	1,786,908	1,632,978	1,634,997
Retail square feet owned	1,114,250	1,116,171	1,116,063	1,116,112	1,069,588
Average occupancy data:
Multifamily	89.8%	88.6%	88.0%	85.5%	84.6%
Office	68.5%	68.8%	70.7%	67.8%	52.5%
Retail	68.9%	62.0%	56.3%	58.8%	57.7%

Total	84.5%	83.1%	82.4%	79.2%	74.8%

(1)	Excludes our 6.875% convertible senior notes that have a final maturity in April 2027 but are redeemable in full in April 2012. Includes any principal amortization on recourse debt that is required prior to the stated maturity.

(2)	On January 10, 2011, RAIT declared a 2010 annual cash dividend on its common shares of $0.09 per common share, split adjusted. The dividends were paid on January 31, 2011 to holders of record on January 21, 2011.

Conference Call

All interested parties can listen to the live conference call webcast at 9:30 AM EDT on Friday, October 28, 2011 from the home page of the RAIT Financial Trust website at www.raitft.com or by dialing 866.270.6057, access code 33117269. For those who are not available to listen to the live call, the replay will be available shortly following the live call on RAIT’s website and telephonically until Friday, November 4, 2011, by dialing 888.286.8010, access code 52503773.

About RAIT Financial Trust

RAIT Financial Trust manages a portfolio of real estate related assets, provides a comprehensive set of debt financing options to the real estate industry and invests in real estate-related assets. RAIT’s management uses its experience, knowledge and relationship network to seek to generate and manage real estate related investment opportunities for RAIT and for outside investors. For more information, please visit www.raitft.com or call Investor Relations at 215.243.9000.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, those disclosed in RAIT’s filings with the Securities and Exchange Commission.

RAIT Financial Trust Contact
Andres Viroslav
215-243-9000
aviroslav@raitft.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month		For the Nine-Month
	Periods Ended		Periods Ended
	September 30		September 30
	2011	2010	2011	2010
Revenue:
Interest income	$33,549	$37,252	$101,590	$117,755
Rental income	23,635	18,443	67,063	52,203
Fee and other income	2,905	3,204	8,578	15,555

Total revenue	60,089	58,899	177,231	185,513
Expenses:
Interest expense	22,689	24,038	68,384	74,170
Real estate operating expense	14,563	13,951	40,971	37,872
Compensation expense	6,898	6,766	19,179	21,704
General and administrative expense	4,042	4,331	13,441	14,588
Provision for loan losses	500	10,813	3,400	35,807
Depreciation and amortization	7,300	7,380	21,668	20,576
Total expenses	55,992	67,279	167,043	204,717
Operating income	4,097	(8,380)	10,188	(19,204)
Interest and other income (expense)	145	42	295	401
Gains (losses) on sale of assets	1,455	—	3,434	11,616
Gains (losses) on extinguishment of debt	11,371	14,278	14,540	51,290
Change in fair value of financial instruments	(34,997)	14,237	(55,113)	35,120
Income (loss) before taxes and discontinued operations	(17,929)	20,177	(26,656)	79,223
Income tax benefit (provision)	158	627	468	484

Income (loss) from continuing operations	(17,771)	20,804	(26,188)	79,707
Income (loss) from discontinued operations	(50)	(2,556)	747	(1,630)

Net income (loss)	(17,821)	18,248	(25,441)	78,077
(Income) loss allocated to preferred shares	(3,407)	(3,406)	(10,235)	(10,227)
(Income) loss allocated to noncontrolling interests	59	210	176	803

Net income (loss) allocable to common shares	$(21,169)	$15,052	$(35,500)	$68,653

Earnings (loss) per share—Basic:
Continuing operations	$(0.55)	$0.58	$(0.96)	$2.57
Discontinued operations	0.00	(0.08)	0.02	(0.06)

Total earnings (loss) per share—Basic	$(0.55)	$0.50	$(0.94)	$2.51

Weighted-average shares outstanding—Basic	38,771,022	30,330,259	37,822,750	27,384,451

Earnings (loss) per share—Diluted:
Continuing operations	$(0.55)	$0.57	$(0.96)	$2.53
Discontinued operations	0.00	(0.08)	0.02	(0.06)

Total earnings (loss) per share—Diluted	$(0.55)	$0.49	$(0.94)	$2.47

Weighted-average shares outstanding—Diluted	38,771,022	30,887,145	37,822,750	27,800,648

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of	As of
	September 30,	December 31,
	2011	2010
Assets
Investments in mortgages and loans, at amortized cost:
Commercial mortgages, mezzanine loans, other loans and preferred	$1,107,429	$1,219,110
equity interests
Allowance for losses	(56,126)	(69,691)

Total investments in mortgages and loans	1,051,303	1,149,419
Investments in real estate	849,232	839,192
Investments in securities and security-related receivables, at fair value	719,546	705,451
Cash and cash equivalents	29,693	27,230
Restricted cash	287,877	179,019
Accrued interest receivable	41,110	37,138
Other assets	43,851	32,840
Deferred financing costs, net of accumulated amortization of $11,010 and	22,791	19,954
$9,943, respectively
Intangible assets, net of accumulated amortization of $2,197 and $1,777,	2,769	3,189
respectively
Total assets	$3,048,172	$2,993,432

Liabilities and Equity
Indebtedness:
Recourse indebtedness	$247,564	$293,357
Non-recourse indebtedness	1,545,686	1,544,820

Total indebtedness	1,793,250	1,838,177
Accrued interest payable	25,495	19,925
Accounts payable and accrued expenses	24,843	25,089
Derivative liabilities	194,224	184,878
Deferred taxes, borrowers’ escrows and other liabilities	91,499	6,833
Total liabilities	2,129,311	2,074,902
Equity:
Shareholders’ equity:
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized;	28	28
7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,760,000 shares issued and outstanding
8.375% Series B cumulative redeemable preferred shares, liquidation	23	23
preference $25.00 per share, 2,258,300 shares issued and outstanding
8.875% Series C cumulative redeemable preferred shares, liquidation	16	16
preference $25.00 per share, 1,600,000 shares issued and outstanding
Common shares, $0.03 par value per share, 200,000,000 shares authorized,	1,205	1,060
40,077,148 and 35,300,190 issued and outstanding
Additional paid in capital	1,730,373	1,691,681
Accumulated other comprehensive income (loss)	(126,081)	(127,602)
Retained earnings (deficit)	(690,542)	(647,110)

Total shareholders’ equity	915,022	918,096
Noncontrolling interests	3,839	434
Total equity	918,861	918,530
Total liabilities and equity	$3,048,172	$2,993,432

Schedule I
RAIT Financial Trust
Reconciliation of Net income (loss) Allocable to Common Shares and
Funds From Operations (“FFO”) and
Adjusted Funds From Operations (“AFFO”) (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

				For the Nine- Month
	For the Three- Month Periods			Periods
	Ended September 30			Ended September 30
	2011	2010	2011	2010
Funds From Operations (“FFO”):
Net income (loss) allocable to common shares	$(21,169)	$15,052	$(35,500)	$68,653
Adjustments:
Depreciation expense	7,024	7,702	20,817	21,151
(Gains) Losses on sale of real estate	50	2,911	218	2,645

Funds from operations	$(14,095)	$25,665	$(14,465)	$92,449

Funds from Operations per share	$(0.36)	$0.83	$(0.38)	$3.33

Weighted-average shares — diluted	38,771,022	30,887,145	37,822,750	27,800,648

Adjusted Funds From Operations (“AFFO”):
Funds from Operations	$(14,095)	$25,665	$(14,465)	$92,449
Adjustments:
Change in fair value of financial instruments	34,997	(14,237)	55,113	(35,120)
(Gains) Losses on debt extinguishment	(11,371)	(14,278)	(14,540)	(51,290)
Capital expenditures, net of direct financing	(671)	(568)	(1,446)	(1,136)
Straight-line rental adjustments	(1,096)	75	(2,783)	40
Amortization of deferred items and intangible assets	1,046	371	2,482	(475)
Share-based compensation	79	583	396	2,877

Adjusted Funds from Operations	$8,889	$(2,389)	$24,757	$7,345

Adjusted Funds from Operations per share	$0.23	$(0.08)	$0.65	$0.26

Weighted-average shares — diluted	38,771,022	30,887,145	37,822,750	27,800,648

(1)	We believe that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and us in particular.

We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

AFFO is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations. We calculate AFFO by adding to or subtracting from FFO: change in fair value of financial instruments; gains or losses on debt extinguishment; capital expenditures, net of any direct financing associated with those capital expenditures; straight-line rental effects; amortization of various deferred items and intangible assets; and share-based compensation.

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management utilizes FFO and AFFO as measures of our operating performance, and believes they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash items, such as real estate depreciation, share-based compensation and various other items required by GAAP that may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity. References to “we”, “us”, and “our” refer to RAIT Financial Trust and its subsidiaries.